                                                                   Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Monmouth Real Estate Investment Corporation:

     We consent to incorporation  by reference in the registration  statement on
Form S-3, dated March 12, 2004, of Monmouth Real Estate  Investment  Corporation
of our report  dated  December  12,  2003,  relating  to the  balance  sheets of
Monmouth Real Estate  Investment  Corporation  as of September 30, 2003 and 2002
and the related statements of income,  shareholders'  equity, and cash flows for each of the years in the  three-year  period ended  September 30, 2003,  and the related  schedule,  which report appears in the September 30, 2003 Annual Report on Form 10-K of Monmouth Real Estate Investment Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

                                              /s/ KPMG LLP

                                              KPMG LLP

Short Hills, New Jersey
March 12, 2004